                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The WMA Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              THE WMA CORPORATION
                           11315 JOHNS CREEK PARKWAY
                             DULUTH, GEORGIA 30097
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

To the Stockholders of THE WMA CORPORATION:


     The annual Meeting of Stockholders of The WMA Corporation (hereinafter referred to as the "Company") will be held at the executive offices of the corporation at 11315 Johns Creek Parkway, Duluth Georgia 30097, on Tuesday, September 8, 1998 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:


          1. To elect five (5) Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

          2. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

          3. To ratify and approve the Company's 1998 Stock Option Plan and the grant of Options to certain officers and employees of the Company.


          4. To ratify and approve the Company's authorization to issue Warrants to purchase the Company's Common Stock and the issuance of Warrants to certain key independent sales agents and employees of an affiliated company.


          5. To consider and act upon the selection of KPMG Peat Marwick, LLP as independent auditors of the Company for fiscal year 1998.

          6. To transact such other business as may properly come before the Annual meeting or any adjournment.


     The Company's Board of Directors has fixed August 21, 1998 as the record date for the Annual Meeting. Holders of record of the Company's common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment. A list of such stockholders will be open for examination by any stockholder at the Annual Meeting.


     Copies of the Company's Annual report for the year ended December 31, 1997, either accompany this Notice of Meeting and Proxy Statement or have been previously delivered to the Company's stockholders.

                                          By Order of the Board of Directors

                                          /s/ S. Hubert Humphrey, Jr.
                                          S. Hubert Humphrey, Jr., President


August   , 1998


     YOUR VOTE IS IMPORTANT. PLEASE VOTE BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you plan to attend the meeting, please check the box on the proxy card. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                  PRELIMINARY

                              THE WMA CORPORATION

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON TUESDAY, SEPTEMBER 8, 1998



     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The WMA Corporation (the "Company" or "Registrant") for use at the Annual Meeting of Stockholders, to be held on Tuesday, September 8, 1998 at 10:00 a.m. Eastern Daylight Savings Time at the executive offices of the corporation at 11315 Johns Creek Parkway, Duluth, Georgia 30097, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on August 21, 1998 will be entitled to receive notice of and vote at the meeting. Each share of stock is entitled to one vote. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by letter or telegram directed to the Company. Any revocation must show the stockholder's name and account number and must be received prior to the meeting to be effective. In addition, a stockholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting thereby canceling any proxy previously given. The outstanding voting securities of the Company on August 21, 1998 consisted of 2,495,010 shares of common stock of the Company ("Common Stock"), each share being entitled to one vote. The Company expects to mail this proxy statement to stockholders on or about August 24, 1998.



     All proposals, except proposal 2, require the approval of the stockholders by a majority of the quorum (as defined below) present in person or by proxy. Stockholders of Common Stock cannot vote cumulatively for the election of Directors or otherwise. Only stockholders of record at the close of business on August 21, 1998 will be entitled to notice of and to vote at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at said meeting and the affirmative vote of a majority of said shares present or represented by proxy at the Annual Meeting shall be sufficient to pass upon any matters coming before the stockholders at said meeting; except for the proposal 2 to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock which requires an affirmative vote of a majority of the stockholders entitled to vote at the Annual Meeting. To the Company's knowledge, three stockholders beneficially owned 5% or more of the Company's outstanding Common Stock on August 21, 1998.



     All of the Directors, Director Nominees and officers of the Company, who collectively beneficially own 31.1% of the outstanding Common Stock of the Company have indicated that they intend to vote their shares FOR the five persons listed below as nominees for directors of the Company and FOR all of the proposals contained in this Proxy Statement.


                       PROPOSAL 1.  ELECTION OF DIRECTORS

     A Board of Directors consisting of five members will be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. On June 8, 1998, the Board of Directors, as authorized by the Certificate of Incorporation and the By-Laws of the Company, increased the size of the Board of Directors to not less than 5 nor more than 7. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election of the five persons listed below unless stockholders specifically indicate in their proxies their desire to withhold authority to vote for elections to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees. Each person listed below has consented to being named in this Proxy Statement and has indicated a willingness to serve as a Director if elected. The Board recommends the following nominees, each of whom is presently a director of the Company, each of whose term expires on the date of the Annual Meeting.

NAME                                                      AGE           CURRENT POSITION
----                                                      ---           ----------------
S. Hubert Humphrey, Jr..................................  55    President of the Company and
                                                                  Director since March 9, 1995
Thomas W. Montgomery....................................  49    Executive Vice President,
                                                                  Secretary and Director of the
                                                                  Company since March 9, 1995
Edward F. McKernan......................................  42    Senior Vice President and
                                                                  Actuary of the Company since
                                                                  April 1, 1996, Chief Financial
                                                                  Officer of the Company since
                                                                  December 9, 1997 and Director
                                                                  since August 11, 1997
C. Simon Scupham........................................  44    Director since April 1, 1996
Joseph F. Barone........................................  62    Director since June 1, 1998

                            BIOGRAPHICAL INFORMATION
                      REGARDING NOMINEES FOR DIRECTORS OF
                              THE WMA CORPORATION


     S. HUBERT HUMPHREY, JR. -- Mr. Humphrey serves as President and Director of the Company and of all of the Company's subsidiaries. Mr. Humphrey is also a Director, President and Chief Executive Officer of World Marketing Alliance, Inc. ("WMA Agency"), a corporation engaged in the sale of insurance and other financial service products and holds various positions with the following companies affiliated with WMA Agency; a Director and President of WMA Management Services, Inc. ("WMA Management"), a corporation engaged in providing executive management services; a Director of WMA Investment Advisors, Inc., a registered investment adviser engaged in providing investment advice to customers; a Director and President of WMA Advisory Services, Inc., a registered investment adviser engaged in providing asset allocation modeling investment advisory services; and the owner of WMA Securities, Inc., a securities brokerage firm and WMA Consumer Services, Inc., a consumer financial services firm.


     Mr. Humphrey has been involved in the financial services field for 19 years. Until November 1, 1991 he was associated as an independent sales contractor with the A. L. Williams Agency, a nationwide financial services company. The A. L. Williams Agency was acquired by Primerica Financial Services, Inc. ("PFS") in 1989. Mr. Humphrey left PFS in November of 1991 to form WMA Agency which began operations on December 1, 1991. Mr. Humphrey was also a Director, President, and owner of Williams, Humphrey & Associate, Inc., an insurance agency, from 1978 until November 25, 1991.


     THOMAS W. MONTGOMERY -- Mr. Montgomery holds the position of Director and Executive Vice President of the Company and Vice President of all of the Company's subsidiaries. Mr. Montgomery is also an Executive Vice President of World Marketing Alliance, Inc.; a Director, Vice President and Secretary of WMA Management Services, Inc., a corporation engaged in providing executive management services; a Director of WMA Investment Advisors, Inc., a corporation engaged in providing investment advice to customers; a Director and Vice President of WMA Advisory Services, Inc., a corporation engaged in providing asset allocation modeling investment advisory services; and a Director and President of WMA Consumer Services, Inc., a consumer financial services firm.


     Mr. Montgomery is a certified public accountant, and is a former audit and tax partner in the accounting firms of Richter & Company, P.C. and Davis, Crittenden, Richter & Fletcher, where he worked from 1973 to 1994 after graduation from Norman College and Florida State University. As a certified public accountant,

Mr. Montgomery has represented Mr. Humphrey and his various business interests including World Marketing Alliance, Inc. between 1981 and 1994.



     EDWARD F. McKERNAN -- Mr. McKernan serves as Senior Vice President and Actuary of the Company and Vice President of the Company's life reinsurance subsidiary, WMA Life Insurance Company Limited ("WMA Life"). Mr. McKernan is also a Senior Vice President and Actuary of World Marketing Alliance, Inc. Immediately prior to joining the Company, Mr. McKernan was a Senior Manager in the Life Actuarial Consulting Practice of KPMG Peat Marwick LLP. From August, 1990 through September, 1993, Mr. McKernan was the Marketing Actuary of U.S. Operations for Seaboard Life Insurance Company. Prior to his tenure with this firm, Mr. McKernan was employed by Tillinghast, a Towers Perrin company, which is an international actuarial consulting firm. He is a Fellow of the Society of Actuaries (1988) and a Member of the American Academy of Actuaries (1985).



     C. SIMON SCUPHAM -- Mr. Scupham serves as a Director of the Company and all of its subsidiaries. Since 1988, Mr. Scupham has been the President of CFM Insurance Managers, Ltd., a Bermuda corporation providing professional management services to international companies operating in Bermuda. He is a qualified Chartered Accountant (CA) and Associate Fellow of the Institute of Mathematics and its Applications. Mr. Scupham is also President of Mutual Risk Management (Bermuda) Ltd. and Shoreline Mutual Management (Bermuda) Limited, and a director of Challenger International Ltd. Prior to CFM, Mr. Scupham served as the director of Bermuda operations of the Kemper Group.


     JOSEPH F. BARONE -- Mr. Barone became a Director of the Company on June 1, 1998. Since July, 1997, he has been Managing Director-Research of The Firemark Group of Morristown, New Jersey, a private merchant banking firm. From January, 1992 through June, 1997, he was associated with Swiss Re Insurance as a Senior Vice President. From 1981 through 1991, he was a Managing Director of Investment Banking for the insurance industry at Bear Stearns & Company, Inc. Mr. Barone is a member of the New York Society of Security Analysts and the Association of Insurance and Financial Analysts. He is a Chartered Financial Analyst.

                                 BOARD MEETINGS

     The Board of Directors had a formal meeting only once in 1997 with all members other than Mr. Scupham being in attendance. The Directors regularly confer with each other on an informal basis and, as authorized by Delaware law, have otherwise transacted business by unanimous written consent of all Directors in lieu of a meeting. The Board of Directors had not created any committees until 1998 when it established the Audit and Compensation Committee; therefore, there were no committee meetings in 1997.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVEMENTIONED DIRECTOR NOMINEES. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY WHO COLLECTIVELY BENEFICIALLY OWN 31.1% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY INTEND TO VOTE THEIR SHARE FOR ALL OF THE ABOVE MENTIONED NOMINEES.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership as of August 21, 1998 of those persons, known by the Company to beneficially own more than 5% of its Common Stock. There is presently no public market for shares of the Common Stock. The determination of "beneficial ownership" is made pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed to be "beneficially owned" where a person or group has, either solely or in conjunction with others, the power to vote or direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person or group has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Furthermore, shares not outstanding which are subject to options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person shown in the tables below:



     The Company recently applied for quotation privileges to the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market in connection with a proposed Subscription Offering of Common Stock ("Subscription Offering") to be made later this year, although there can be no assurance that such privileges will be granted.



NAME AND ADDRESS OF                                           NUMBER OF
BENEFICIAL OWNER                                                SHARES      PERCENT OF CLASS
-------------------                                           ----------    ----------------
S. Hubert Humphrey, Jr. ....................................     902,836(1)       30.7%
  130 Wood River Court
  Duluth, Ga 30136

Richard L. Thawley..........................................     200,000(2)        6.8
  1110 W. Kettleman Lane
  Suite 24
  Lodi, CA 95240

Monte Holm..................................................     153,500(3)        5.2%
  2004 Calle de Espana
  Las Vegas, NV 89102


Both Mr. Thawley and Mr. Holm are independent sales associates of WMA Agency.
---------------


(1) Includes 402,836 shares of Common Stock for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds proxies obtained in connection with loans made to certain agents of WMA Agency.


(2) Mr. Thawley owns 38,108 shares individually of record. An IRA rollover trust for the benefit of Mr. Thawley, his wife and immediate family owns 161,892 shares.


(3) Mr. Holm owns 3,500 shares individually of record, and 40,000 shares jointly of record with his wife. 110,000 shares are held of record by seven trusts created by Mr. Holm and his wife.

     The following table sets forth as of August 21, 1998 the amount of Common Stock beneficially owned by all Directors and Director nominees of the Company and by all Directors, Director nominees and Officers of the Company as a group.



NAME OF                                                       NUMBER OF
BENEFICIAL OWNER                                              SHARES(1)    PERCENT OF CLASS
----------------                                              ---------    ----------------
S. Hubert Humphrey, Jr. ....................................   902,836(2)        30.7%
Thomas W. Montgomery........................................     9,908            0.3
Edward F. McKernan..........................................     5,000             .1
C. Simon Scupham............................................      None            -0-
Joseph F. Barone............................................      None            -0-
All directors and executive officers as a Group (6
  persons)..................................................   917,744           31.1%


---------------

(1) All shares are owned individually of record unless otherwise indicated below.

(2) Includes 402,836 shares of Common Stock, for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds voting proxies. Mr. Humphrey has pledged all of the above shares of Common Stock as security for several loans.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial stock ownership reports and subsequent reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and any exchange on which the Company's Common Stock is listed. Based solely on its review of the copies of such forms received by it, the Company believes that, for the fiscal year ended December 31, 1997, the
Section 16(a) filing requirements were met.


                             EXECUTIVE COMPENSATION



     During the year ended December 31, 1997, no direct compensation was awarded to, earned by or paid to any of the directors and executive officers of the Company. The Company had no employees during the above year and relied upon WMA Agency, WMA Management Services, Inc., and third party providers for all managerial and administrative services. During the second quarter of 1998, the Company hired four employees, all of whom had previously been employees of WMA Agency.



     On June 8, 1998, the Company's Board of Directors created an Audit and Compensation Committee to, among other things, administer the 1998 Stock Option Plan outlined in Proposal 3.



  Stock Options.



     On June 8, 1998, the Company's Board of Directors, subject to ratification of the stockholders of the Company at its 1998 annual meeting, authorized a 1998 stock option plan for the directors, officers and employees of the Company (the "Plan") that contemplates the issuance of up to 900,000 shares of the Company's authorized, but unissued, Common Stock upon the exercise of options granted under the Plan. See Proposal 4 of this Proxy Statement for a description of the Plan and information regarding options granted to officers and directors of the Company including options to purchase 300,000 shares granted to Mr. Humphrey. Options granted in 1998 will have an exercise price equal to the per share price of the Company's Common Stock offering in 1998, or of there is no such offering in 1998, the fair market value per share determined by The Board of Directors. The Company will receive no monetary consideration for granting these options. The shares owned by the option holders upon exercise of their options will not be registered and shall be considered restricted shares which may only be resold pursuant to an effective registration statement, an exemption from registration, or Rule 144.

  Other Transactions.



     Certain agreements discussed in "Certain Relationships and Related Transactions" below involve transactions between the Company and various entities controlled by Mr. Humphrey. Although these transactions involve payments made to these entities, and not directly to Mr. Humphrey, such payments may be deemed to be compensation to Mr. Humphrey. These transactions and the payments made to those entities during the year ended December 31, 1997, are set forth below. These transactions are described in greater detail under "Certain Relationships and Related Transactions -- Management and Related Services" below.



                                                                   AMOUNT PAID IN 1997
                                                                   -------------------
1.   Management Agreement between the Company and WMA Management,
     Inc., which is wholly owned by Mr. Humphrey.................       $120,000
2.   Payments made to WMA Agency for management and consulting
     services....................................................       $110,714


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


CONFLICTS OF INTEREST



     Mr. Humphrey, the Company's Chief Executive Officer, is the beneficial owner of approximately 30.7% of the Company's Common Stock outstanding prior to the Subscription Offering. Mr. Humphrey, together with his wife, Norma P. Humphrey, owns substantially all the outstanding shares of World Marketing Alliance, Inc., and certain affiliated entities constituting WMA Agency which recruit, train and supervise the sales force responsible for selling life insurance and annuity contracts reinsured by the Company. Certain directors and executive officers of the Company are also directors and/or executive officers of WMA Agency and certain of its affiliates and indicated under "Biographical Information Regarding Nominees for Directors of The WMA Corporation" under Proposal 1 above.



     Mr. Humphrey has recently been granted stock options to purchase another 300,000 shares of Common Stock. In the event of his exercise of these stock options, which become exercisable in June, 1999, Mr. Humphrey would beneficially own approximately 20% of the Company's Common Stock after the proposed Subscription Offering. WMA Agency is also controlled by Mr. Humphrey and is, therefore, an affiliate of the Company. In addition, Mr. Humphrey and certain directors and officers of the Company are also employees of WMA Agency. The Company has and may continue to enter into transactions from time to time with WMA Agency, Mr. Humphrey, other officers or directors of the Company or their affiliates. Such transactions necessarily involve conflicts of interest, and the terms of such transactions may not necessarily be equivalent to the terms of transactions entered into between unrelated parties pursuant to arms length negotiations.



     The Company's officers do not, and are not required to, devote their time exclusively to the business of the Company, nor are they subject to noncompetition agreements. As a consequence, they could legally engage in activities which could be adverse to the best interests of the Company, subject to their fiduciary obligations to the Company under applicable corporate law.



     In view of the substantial relationships among the Company, WMA Agency and Mr. Humphrey, conflicts of interest will exist or arise with respect to existing and future business dealings, including, without limitation: the terms of WMA Agency's selling agreements (including commission arrangements) and the Company's reinsurance relationships with life insurance companies; the relative commitment of time and energy of Mr. Humphrey and the other common executive officers of WMA Agency and the Company; agreements between the Company and WMA Agency; potential acquisitions of properties or businesses; the issuance of additional securities by the Company; the election of the Company's directors; and the payment of dividends by the Company.



     The Company's Board of Directors recently amended the Company's by-laws to require transactions in which a director or executive officer has a direct or indirect material interest to be approved by a majority of the Board of Directors, including a majority of disinterested directors, after full disclosure, or by the vote of the holders of a majority of the shares of Common Stock outstanding. The Board of Directors in adopting the Proposals contained in the Proxy Statement, determined that they all be subject to the approval of the stockholders. There can be no assurance that any conflicts of interest will be resolved in favor of the Company.



WMA AGENCY AGREEMENT



     On June 8, 1998, the Company entered into an agreement with WMA Agency which provides that WMA Agency will use its best efforts to cause any life insurance company with which WMA Agency has selling agreements ("Life Companies") to enter into reinsurance agreements with the Company covering the life insurance products sold through WMA Agency (the "WMA Agency Agreement"). As partial consideration for WMA Agency's agreement, the Company agreed to authorize the issuance of warrants to purchase 600,000 shares of the Company's Common Stock ("Warrants") to key management employees of, and independent sales agents contractually associated with, WMA Agency designated by WMA Agency. Warrants to purchase 400,000 shares were issued on June 8, 1998, exercisable at the price per share of the Company's Common Stock Offering in 1998, or if there is no such offering, the fair market value per share determined by the Board of Directors, with respect to 20% of the shares issuable under the warrant in each of the five years after the first anniversary of the date of issuance. None of the Warrants were issued to officers or directors of the Company. The exercise price of any future warrants issued will be equal to fair market value of the Company's Common Stock as of the date of warrant issue. Such Warrants are subject to ratification by the Company's stockholders and the Company's achieving specified annual premium production levels during the exercise period. Pursuant to the terms of the WMA Agency Agreement: (i) WMA Agency may not enter into a selling agreement with a Life Company prior to allowing the Company the opportunity to provide the terms and conditions of reinsurance which the Company desires to include in such selling agreement; and (ii) WMA Agency must give the Company 120 days' notice of the termination of any selling agreement with a Life Company or of its intention to discontinue the sale of any life insurance product. As further consideration, the agreement also provides that whenever the Company offers for sale additional shares of its Common Stock, it shall offer no less than 25% of such offering to WMA Sales Associates and other persons designated by WMA Agency, unless the underwriter of such offering shall be of the opinion that such directed offering would substantially impair the underwritten offering, in which event, the percentage of directed shares would be reduced or eliminated as required by the underwriter. The WMA Agency Agreement expires after the earlier of: (A) ten years; (B) material breach by either party; or (C) the occurrence of any circumstance that adversely affects the ability of WMA agency or the Company to perform its obligations under the agreement.



     The Company believes that this agreement will give it the ability to continue its existing arrangement with the existing Life Companies and enable it to have the opportunity to provide reinsurance to life insurance companies with whom WMA Agency may enter into sales agreements in the future. The agreement also provides through the exercise of Warrants an opportunity to certain key management employees of WMA Agency, none of whom are officers or directors of the Company, to acquire and increase their stock ownership in the Company.


CONFLICTS WITH WMA AGENCY


     Commissions for sales of life insurance and annuity contracts reinsured by the Company are paid to WMA Agency and WMA Sales Associates by the Ceding Life Companies. Mr. Humphrey and Mr. Montgomery receive direct compensation from WMA Agency and receive virtually no direct compensation from the Company. In addition, Mr. Humphrey, Mr. Montgomery and certain of the directors are also executive officers and employees of companies affiliated with WMA Agency. As a result of such relationships, the interests of WMA Agency with respect to the commissions received on life insurance sales by WMA Agency from the Ceding Life Companies (and directly under coinsurance agreements from the Company) may conflict with the interests of the Company in negotiating reinsurance agreements beneficial to the Company.


MANAGEMENT AND RELATED SERVICES


     The Company has had a management agreement with WMA Management, which is owned 100% by Mr. Humphrey, who is the director and President. WMA Management has been responsible for the day-to-day activities of the Company and WMA Life. For these services, WMA Management received a fee in 1997 of $120,000, and $100,000 in 1996. Due to the Lease Agreement and the Corporate Services Agreement with WMA Agency described below and the Company's employment of its own personnel, this agreement is no longer necessary and was terminated as of December 31, 1997. Effective as of April 1, 1998, the Company entered into a Corporate Services Agreement with WMA Agency pursuant to which WMA Agency will provide incidental office supplies and services to the Company for a fixed monthly fee of $2,250, adjustable annually, plus a monthly payroll allocation based on personnel assignments during the month and such other amounts as the parties may mutually agree.



     The Company has previously received certain management and consulting services from WMA Agency. During the years ended December 31, 1996 and 1997, the Company paid $76,875 and $110,714, respectively, to WMA Agency for these services. During 1995, WMA Agency funded expenditures incurred for the organization of the Company and for the related 1995 public offering of approximately $185,000. The Company has reimbursed all amounts paid by WMA Agency for such expenditures.


PRINCIPAL REPRESENTATIVE AGREEMENT


     On August 2, 1995, WMA Life entered into an agreement with CFM Insurance Managers, Ltd. ("CFM"), a Bermuda corporation providing professional management services to international companies operating in Bermuda. Pursuant to this agreement, CFM acts as, among other things, the Principal Representative for WMA Life in Bermuda. This agreement is for an unlimited duration, but may be terminated by either party upon 90 days prior written notice or upon 30 days prior written notice under specified circumstances. During the years ended December 31, 1996 and 1997, the Company paid to CFM a $60,000 annual fee pursuant to its agreement with the Company.


     The Company recently amended its by-laws to provide that any transaction involving the Company in which a Director or executive officer has a material, direct or indirect, interest must be approved by a majority vote of the Board of Directors as well as by two independent and disinterested Directors, upon full disclosure of all relevant facts, or by vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.


LEASE AGREEMENT WITH WMA AGENCY



     As of January 21, 1998, the Company entered into an agreement with WMA Agency to sublease on a triple net basis approximately 1,5000 square feet of office space for the Company's offices in Duluth, Georgia. The initial term of the sublease is ten years at an annual base rent of $18,675 for the first five years of the lease term, which annual base rent will increase by approximately 13.5% thereafter. A "triple net" basis lease means that the Company as the tenant, in addition to being required to pay the stipulated base rent, must also pay its proportionate share of the taxes, insurance and common space maintenance cost applicable to the entire building being leased by WMA Agency from AEGON, USA, Inc. ("AEGON").



OTHER WMA AGENCY MATTERS



     The Company's major shareholder, S. Hubert Humphrey, Jr. in 1995 pledged all of his shares of the Company's Common Stock in connection with a loan made to WMA Agency, which loan is hereinafter referred to as "the Agency Loan"). Part of the Agency Loan proceeds were allocated for use by WMA Agency to make loans to certain of its sales associates (the "Agent Loans") to acquire 402, 836 shares of Common Stock in the 1995 offering. As of June 30, 1998, the outstanding principal amount of the Agent Loans was $1,225,509. The WMA Sales Associates' shares of Common Stock are pledged to WMA Agency as security for these Agent Loans. Proxies are executed in favor of WMA Agency for voting such shares of Common Stock for so long as the Agent Loans are outstanding.



     The Agency Loan, which was in the initial principal amount of $2,250,000 in 1995, was subsequently consolidated into a WMA Agency line of credit facility and the maximum available amount was increased to $7,750,000. On November 30, 1997, this line of credit facility was again increased to a maximum available amount of $14,750,000. Mr. Humphrey's pledge of his shares of Common Stock is one of the various forms of collateral for this line of credit, which as of June 30, 1998 had an outstanding balance in excess of $12 million. This line of credit is being amortized over a fifteen year period ending November 1, 2012 with principal and interest payable monthly. Interest is calculated in arrears based on AEGON USA's cost of its five year senior debt instruments, which is, in turn, based upon five year U.S. Treasury Notes, plus an underwriters override. Interest on the line of credit is adjusted every five years. Upon default on this credit line, the lender, Money Services, Inc., would have the right to take title to the pledged shares and to exercise voting control.



     WMA Agency recently engaged in discussions with AEGON regarding the possible restructuring of WMA Agency in a manner which would more fully utilize the resources of AEGON. The administrative functions of WMA Agency would be turned over to a new administrative services corporation of which AEGON would become a majority owner. Also discussed is the possibility of AEGON taking a minority position in WMA Agency (which would then be a marketing entity only) and the creation of a WMA Agency stock incentive program for key WMA Sales Associates and employees of WMA Agency. WMA Agency's management feels that such a restructuring would greatly enhance its ability to recruit and retain quality sales associates and employees, provide WMA Sales Associates with additional incentive to produce a greater volume of profitable business and make available AEGON resources to WMA Agency.



     Management intends to commence negotiations with representatives of AEGON toward achieving a definitive agreement in the near future. There can be no assurance that these negotiations will lead to a definitive agreement encompassing the restructuring of WMA Agency in a manner envisioned in the discussions or otherwise, nor can it be determined at this time, how such an agreement, if achieved, will affect the Company.



FUTURE CONFLICTS OF INTEREST



     The Company has in the past and may from time to time in the future enter into other transactions with WMA Agency and other affiliates of its directors and officers, provided that the terms thereof are, in the view of the Board of Directors, no less favorable to the Company than could be obtained from a third party.



     The Company recently amended its by-laws to provide that any transaction involving the Company in which a Director or executive officer has a material, direct or indirect, interest must be approved by a majority vote of the Board of Directors as well as by two independent and disinterested Directors, upon full disclosure of all relevant facts, or by vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors determined that stockholder approval of the Proposals contained in this Proxy Statement should be sought.


                      PROPOSAL 2.  TO APPROVE AN AMENDMENT
                TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 having a par value of $.001 per share. On August 21, 1998, 2,495,010 shares of Common Stock were issued and outstanding, and 1,500,000 shares have been reserved for issuance with respect to the 1998 Stock Option Plan and Warrants (as hereinafter defined).



     The Company intends to issue approximately 3 million shares of Common Stock in a proposed Subscription Offering to be made later this year. The Company also expects to issue additional shares in an underwritten, public offering at an undetermined future date. Mr. Humphrey contemplates purchasing 200,000 shares of Common Stock in the proposed underwritten offering, if such purchase can be accomplished under existing regulatory provisions. If such purchase cannot be accomplished, Mr. Humphrey intends to purchase these shares in a private placement at some future date.



     The Board of Directors believed that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility in being able to issue shares of Common Stock, without the expense and delay of a special stockholders' meeting, in connection with its growing capital needs and future opportunities for expanding its reinsurance capacity and other investments or acquisitions, possible stock dividends, management incentive programs, employee benefit programs, and for other purposes.

     Authorized but unissued shares of the Company's Common Stock may be issued at such time, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies. While the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions which would make it more difficult or costly, and less likely, to take over control of the Company. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Some companies have issued rights to purchase their Common Stock, with such rights having terms designed to encourage in certain potential acquisitions, negotiations with the company's board of directors. The authorized but unissued shares of Common Stock would be available for use in connection with the issuance of such rights. The proposed amendment to the Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.


     The adoption of the proposed amendment of the Certificate of Incorporation to increase the number of authorized shares of Common stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have the effect of a negative vote.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 31.1% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR THE PROPOSED AMENDMENT.


            PROPOSAL 3.  RATIFICATION OF THE 1998 STOCK OPTION PLAN
                    AND THE GRANT OF OPTIONS UNDER THE PLAN

     On June 8, 1998, the Company's Board of Directors, subject to ratification of the stockholders of the Company at its 1998 annual meeting, authorized a 1998 stock option plan for the directors, officers and employees of the Company (the "Plan") that contemplates the issuance of up to 900,000 shares of the Company's authorized, but unissued, Common Stock upon the exercise of options granted under the Plan.

PRINCIPAL FEATURES OF THE PLAN

     Exhibit A to this Proxy Statement contains a copy of the Plan and a sample option agreement. The following summary of the principal features of the Plan is qualified in its entirety by reference to Exhibit A.


     Options issued under the Plan are non-transferable (except by will or the laws of descent and distribution in the event of death), shall have a term of five (5) years, and become exercisable on the third anniversary of an optionee's date of hire, appointment or election, provided the optionee at that time has been a director, officer or employee of the Company for at least one year after the date of grant. Upon termination of an optionee's service as a director, officer or employee of the Company for reasons other than retirement, death or permanent and total disability, the option and the optionee's rights thereunder shall terminate. No option may be granted after June 1, 2008, the expiration date of the Plan, although the exercise period of previously granted options may extend beyond that date. Options become immediately exercisable upon a change in control of the Company, as defined in the Plan. The per share exercise price of options granted under the Plan is generally the fair market value of a share of Common Stock on the date of grant and is payable in cash at the time of exercise. With respect to options granted in 1998, the exercise price is the price per share of shares to be offered in its Common Stock offering in 1998, or if no such offering is made in 1998, the fair market value per share determined by the Board of Directors. The Plan will be administered by the Audit and Compensation Committee created by the Board of Directors on the above date. The Board of Directors may amend or terminate the Plan at any time except that stockholder approval of any amendment must be obtained whenever necessary to comply with applicable legal requirements

FEDERAL INCOME TAX CONSEQUENCES



     The following summary constitutes a brief overview of the principal federal income tax consequences relating to options based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.



     1. GRANT OF OPTIONS. An optionee does not realize taxable income upon the receipt of a grant of options and the Company may not claim a tax deduction in connection with such grants.



     2. EXERCISE OF OPTIONS. When an optionee exercises an option, taxable income will be deemed to have been received in an amount equal to the difference between the market value of the underlying Common Stock on the date of exercise and the exercise price. The Company may claim a tax deduction equal to the income realized.



     3. SALE OF STOCK ACQUIRED UPON EXERCISE. When an optionee sells the shares of Common Stock acquired by the exercise of an option, the gain or loss (equal to the difference between the sale price and the market value on the date of exercise) will be taxed at the then current capital gains or loss rates depending upon the optionee's holding period for the stock.



     If the stockholders do not approve the Plan, all outstanding options will be rescinded.



     On the above date, the Board of Directors also authorized the grant of options under the Plan to purchase up to 450,000 shares of Common Stock to several directors, officers and employees of the Company, including 300,000 shares to Mr. Humphrey. Notwithstanding Mr. Humphrey's present stock ownership, the Board of Directors granted these options to Mr. Humphrey as further recognition of his contribution to the growth of the Company. The exercise price of these options is the price of shares to be offered by the Company in its Common Stock offering in 1998, or if there is no such offering, the fair market value per share determined by the Board of Directors. The Company will receive no monetary consideration for granting these options. The shares owned by the option holders upon exercise of their options will not be registered and shall be considered restricted shares which may only be resold pursuant to an effective registration statement, an exemption from registration, or Rule 144.



     The Board of Directors adopted the Plan in the belief that it is in the best interests of the Company to encourage its directors, officers and key employees to have an ownership interest in the Company in order to align their interests more closely with those of the other shareholders, and to use the options to attract and retain qualified persons as directors, officers and employees of the Company. Since options were granted to Mr. Humphrey and other directors and officers of the Company, the Board of Directors determined that stockholder approval should be sought to ratify the Plan and the granting of the options.


     The following table sets forth the names, position with the Company, and other information, with respect to persons to whom options under the Plan have been issued.


                                                                                NUMBER OF SHARES
NAME                                                   POSITION                 SUBJECT TO OPTION
----                                                   --------                 -----------------
S. Hubert Humphrey, Jr................  President                                    300,000
Thomas W. Montgomery..................  Executive Vice President                     100,000
Edward F. McKernan....................  Senior Vice President and Actuary and         35,000
                                          Chief Financial Officer
C. Simon Scupham......................  Director                                       2,500
Joseph F. Barone......................  Director                                       7,500
All Executive Officers (as a group)...                                               435,000
All Non-Executive Officers Director as
  a Group.............................                                                10,000
                                                                                    --------
All Non-Executive Officers Employed as
  a Group.............................                                                 5,000
                                                                                    --------



     The dollar value of options and the Common Stock underlying the options cannot be determined since there is presently no public market for the Common Stock to be issued upon exercise of the options and the exercise price of the options is based upon the price per share in the Company's Common Stock offering in 1998, or if there is no such offering, the fair market price per share determined by the Board of Directors.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE 1998 STOCK OPTION PLAN AND THE GRANT OF OPTIONS UNDER THE PLAN. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 31.1% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 3.



             PROPOSAL 4.  RATIFICATION OF AUTHORIZATION OF WARRANTS


                               AND THEIR ISSUANCE



     On June 8, 1998, the Company's Board of Directors, subject to ratification of the stockholders of the Company at its 1998 annual meeting, authorized the issuance of warrants to purchase up to 600,000 shares of the Company's Common Stock ("Warrants") to key management employees of WMA Agency and its affiliated corporations. The Board of Directors then authorized the issuance of Warrants with respect to 250,000 of these shares to key management employees of WMA Agency as consideration for the agreement of WMA Agency to use its "best efforts" to encourage life insurance companies whose policies it sells to reinsure such policies with the Company. On July 2, 1998, the Board of Directors expanded the persons to whom Warrants could be issued to include independent sales agents contractually associated with WMA Agency and increased to 400,000 the number of Warrants to be issued to WMA Agency as consideration for the agreement referred to in the preceding sentence. Warrants were issued to a total of 34 persons. There will be no monetary consideration given to the Company for the issuance of Warrants. No Warrants will be issued to officers or directors of the Company. The Board of Directors believe the this agreement will enable the Company to continue its existing reinsurance arrangements with such life insurance companies and to provide it with the opportunity to reinsure the policies of other life insurance companies with whom WMA Agency may enter into sales agreements in the future. The Warrants will also enable key management employees of, and independent sales agents contractually associated with, WMA Agency to acquire and increase their stock ownership in the Company.


PRINCIPAL FEATURES OF WARRANTS

     Exhibit B to this Proxy Statement contains a copy of the Warrant. The following summary of the principal features of the Warrant is qualified in its entirety by reference to Exhibit B.


     The Warrants will have a six year term and will be non-transferable except by will and by the applicable laws of descent and distribution. The exercise price per share of the Warrants issued in 1998 will be the price per share as provided in the Company's common stock offering in 1998, or if there is no such offering, the fair market value per share determined by the Board of Directors. Thereafter, the price will be the fair market per share value of the Company's Common Stock on the date of issue. Twenty per cent (20%) of a Warrant may be exercised for each year after the date of grant in which the Warrant holder has been continuously employed by, or contractually associated with, WMA Agency. Warrants may only be exercised during the period commencing on the first anniversary date of issuance and ending on the sixth anniversary date of issuance. A Warrant may not be exercised in any year of the exercise period unless the following conditions are satisfied: (1) The Warrant holder is an employee of, or independent sales agent contractually associated with, WMA Agency on the date of each exercise, and (2) the new premium production levels established by the Board of Directors for such year have been attained, based upon actual new premium production for the immediately preceding year. If the new premium production level is not attained by the Company in a given year, the portion of the shares exercisable under the Warrant with respect to such year would be forfeited and no longer exercisable.

     The new premium production levels established for the year commencing January 1, 1998 shall be as follows:



        (1) First year "target" premiums for variable universal life ("VUL") products collected by Western Reserve Life Assurance Co of Ohio ("Western Reserve") written through WMA Agency: $85 million.



        (2) Western Reserve's market share, as defined in the Automatic VUL Reinsurance Agreements between Western Reserve and WMA Life, of all VUL "target" premiums written by WMA Agency: 85%.



        (3) First year premiums for variable annuity products collected by American Skandia Life Assurance Corporation written through WMA
            Agency: $150 million.



        (4) Western Reserve's market share, as defined in the Automatic Variable Annuity Reinsurance Agreement between Western Reserve and WMA Life, of all variable annuity products written by WMA Agency:
            41%.



     "Target" premium is that amount on which maximum first year commission rates are paid. All four levels must be satisfied in the applicable year.



     The Board of Directors believes that the above limitations upon the exercise of the Warrants will encourage the management of WMA Agency to assist the Company in achieving targeted growth in its reinsurance business. Neither the Warrants nor the Common Stock to be issued upon exercise of the Warrants will be registered. The Common Stock shall be considered restricted shares which may only be resold pursuant to an effective registration statement, an exemption from registration, or Rule 144. There are no registration rights contained in the terms of the Warrant.


     If the stockholders do not approve the issuance of Warrants, all outstanding Warrants will be rescinded.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE AUTHORIZATION AND ISSUANCE OF WARRANTS. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 31.1% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 4.


                          PROPOSAL 5.  RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of KPMG Peat Marwick LLP, which acted as the Company's independent certified public accountant during the last fiscal year, to serve as independent certified public accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1998.

     A representative of KPMG Peat Marwick LLP will attend the Annual Meeting of Stockholders. While the representative will not make a formal statement, the representative will be available to answer appropriate questions posed by stockholders.


     THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT AUDITOR. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 31.1% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 5.


         PROPOSAL 6.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS


     The Company does not now intend to bring before the Annual Meeting any matters other than those proposals disclosed in the notice of the meeting. Should any other matter be properly brought before the meeting requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Company may pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

                           PROPOSALS OF STOCKHOLDERS


     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company, for inclusion in its Proxy Statement and form of proxy relating to that meeting by April 13, 1999, for inclusion in the Company's Proxy Statement and Proxy relating to its 1999 Annual Meeting of Stockholders. Such proposals should be addressed to Mr. Thomas W. Montgomery, The WMA Corporation, 11315 Johns Creek Parkway, Duluth, Georgia 30097.


     STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          Thomas W. Montgomery

                                          Secretary

                                                                       EXHIBIT A

             THE WMA CORPORATION 1998 EMPLOYEES' STOCK OPTION PLAN

     The WMA Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby formulates and adopts The WMA Corporation 1998 Employees' Stock Option Plan (the "Plan") for directors, officers and employees of the Corporation as follows:

     1. Purpose. The purpose of the Plan is to help in attracting and retaining qualified persons to serve as and remain as directors, officers, and employees of the Corporation and its Subsidiaries, and to secure for the Corporation the benefits of the incentive inherent in increased Stock ownership by these individuals.

     2. Definitions. "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Board" shall mean the Board of Directors of the Corporation.

     "Change in Control of the Corporation" shall mean the occurrence, after the effective date of the Plan as set forth in Section 15 hereof, of the event set forth in any one of the following paragraphs:

          (a) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (b) below; or

          (b) there is consummated a merger of the Corporation or any Subsidiary of the Corporation with any other corporation, or a statutory share exchange of the Corporation's voting securities other than (1) a merger or statutory share exchange which would result in the voting securities of the Corporation outstanding immediately prior to such merger or statutory share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or statutory share exchange, or
     (2) a merger or statutory share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

          (c) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Audit and Compensation Committee of the Board.

     "Eligible Person" shall have the meaning set forth in Section 5 of this Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exercise Price" shall mean the price per share set forth in Section 8 of this Plan.

     "Fair Market Value" shall mean, as applied to a specific date, the average of the highest and lowest prices of a share of Stock as reported in the NASDAQ National Market in The Wall Street Journal, or its equivalent successor, for such date. If the Stock price is not reported as required in the preceding sentence, the Fair Market Value shall be determined by The Board of Directors.


     "Grant Date" shall mean, each year, the date of the regular annual meeting of the Board which is held following the Corporation's annual meeting of stockholders or such other date as this Board may from time to time determine to grant options under the Plan.

     "Option" shall mean a "non-qualified" stock option to purchase shares of Stock under the Plan that is not an incentive stock option granted in conformity with the requirements of Section 422(b) of the Code.

     "Option Certificate" shall mean the agreement entered into between the Corporation and an Optionee with respect to Options granted under the Plan.

     "Optionee" shall mean an individual who has been granted an Option to purchase shares of Stock under the Plan.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation.

     "Purchase Price" shall mean the product obtained by multiplying the Exercise Price by the number of shares of Stock to be purchased upon exercise of an Option.

     "Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

     "Subsidiary" shall mean each corporation in an unbroken chain of corporations beginning with the Corporation if, on the date as to which the term refers, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting powers of all classes of stock in one of the other corporations in such chain.

     3. Administration. The Plan shall be administered by the Committee established by the Board of Directors, which shall have authority to interpret and construe the terms of the Plan and of any Option Certificate, and to make determinations pursuant to any Plan or Option Certificate provision.

     4. Shares Reserved for the Plan. The total number of shares of Stock to be subject to Options under the Plan is 900,000. Such number of shares is subject to adjustment upon changes in capitalization as provided in Section 13 hereof. Upon the expiration or termination (in whole or in part) of unexercised Options, shares of Stock subject thereto shall again be available for the grant of other Options to purchase Stock under the Plan.

     5. Eligibility for Participation. All directors, officers and employees of the Corporation and Subsidiaries on the Grant Date in each year shall, without further qualification, be eligible to receive Options under the Plan.

     6. Grant of Options. (a) On the Grant Date, an Eligible Person may be granted an Option under the Plan to purchase a number of shares of Stock as determined by the Board. Such number of shares is subject to adjustment upon changes in capitalization as provided in Section 13. The Exercise Price shall be determined in accordance with Section 8 of this Plan.

     (b) In the event that, as of a Grant Date in any year that the Plan is in effect, there are not sufficient shares available under the Plan to allow for the grant to each Optionee of an Option for the number of shares determined by the Committee, each Optionee shall receive an Option for his or her pro-rata share of the total number of shares of Stock remaining available under the Plan.

     7. Term of Options. No Option shall be exercisable after the expiration of five (5) years from its Grant Date, subject to earlier termination as provided in Section 11.

     8. Exercise Price. The per share exercise price of each Option granted during calendar year 1998 shall be the price per share of the Corporation's Stock offering made in 1998 or if no such offering is made in 1998, the Fair Market Value shall be determined by the Board of Directors. For each Option granted on January 1, 1999 and thereafter, the per share exercise price shall be the Fair Market Value of a share of Stock on the Grant Date. The exercise price of options will be subject to adjustment in accordance with Section 13.


     9. Option Certificate; Exercise of Options. (a) Each Optionee shall receive an Option Certificate (in substantially the form set forth in Exhibit A attached hereto) which sets forth the terms of the Option. Except as otherwise provided in Section 11 with respect to retirement, death or disability, each Optionee shall have been a director, officer or employee of the Corporation or Subsidiary for at least three years from the date on which such Optionee became a director, officer or employee and shall agree, through the Option Certificate, to remain in such capacity with the Corporation or Subsidiaries for a period of at least one (1) year from the Grant Date. The right to exercise the Option shall not accrue until both periods of service are completed. Each Option to purchase shares of Stock under the Plan shall become exercisable in full as of, and except as otherwise provided herein shall not be exercisable prior to, the date which is one year following the Grant Date of such Option; provided, however, that anything elsewhere in the Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding unexercised Options granted under the Plan, whether or not then exercisable, shall become fully exercisable.

     (b) An Option may be exercised in whole or in part by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased and by paying the Purchase Price in full in cash. Upon or following such exercise, but no later than the time certificates for or other evidences of the purchased shares are delivered, the Optionee shall pay the Corporation therefor the full cash Purchase Price of the shares purchased, and certificates or other evidences therefor shall be delivered promptly by the Corporation.

     (c) Appropriate provision shall be made for all taxes the Corporation determines to be required to be withheld in connection with the exercise of any Option under the laws or other regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Option Certificate may provide that, in the event an Optionee is required to pay to the Corporation any amount to be withheld in connection with the exercise of an Option, the Optionee may satisfy such obligation, in whole or in part, by electing to have the Corporation withhold a portion of the shares of Stock to be received upon the exercise of the Option, otherwise issuable to the Optionee upon such exercise, having a value equal to the amount to be withheld (or such portion thereof as the Optionee may elect). The value of the shares to be withheld shall be their Fair Market Value on the date that the amount of tax to be withheld is to be determined. Any election by an Optionee to have shares withheld under this subsection shall be subject to such terms and conditions as the Committee may specify.

     (d) An Optionee shall have none of the rights of a stockholder of the Corporation with respect to shares of Stock subject to any Option until the Option has been exercised and such shares have been issued and registered on the Corporation's transfer books.

     10. Nonassignability of Options. No Option to purchase shares of Stock under the Plan shall be transferable by an Optionee other than by will or by the laws of descent and distribution of the state of such Optionee's domicile at the time of death. An Option shall be exercisable during the lifetime of an Optionee only by such Optionee.

     11. Rights in the Event of Termination of Service or Death or Disability of Optionee. Upon termination of an Optionee's service as a director, officer or employee of the Corporation or Subsidiaries for any reason other than retirement, death, or permanent and total disability, the Option rights of such Optionee, both accrued and nonaccrued, under any then outstanding Option to purchase shares of Stock shall terminate immediately upon such termination of service. Upon termination of an Optionee's service as an employee of the Corporation or Subsidiaries by reason of retirement, and if the Optionee shall have given prior written notice of intent to retire, all Options to purchase shares of Stock not theretofore exercised or terminated, shall become exercisable in full beginning on such retirement date and ending on the earlier of the expiration date of the Option or on the day which is sixty (60) months after such retirement date. In the event that an

Optionee shall die while serving as an employee of the Corporation, or its Subsidiaries, or following retirement while he is eligible to exercise Options to purchase shares of Stock under the provision of the preceding sentence, Options held by him at the date of death shall become exercisable in full by the person or persons to whom the Optionee's rights pass by will or by the laws of descent and distribution. All such Options to purchase shares of Stock shall be exercisable at any time within one (1) year after the date of such death, but in no event shall any such Option be exercisable after the expiration of ten (10) years from its Grant Date. In the event that an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), all Options granted prior to such disability date shall become exercisable in full beginning on such disability date and ending on the expiration date of the Option.

     12. Required Approvals and Listing. The Corporation shall not be required to issue any certificate or certificates for shares of Stock upon exercise of an Option granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any securities exchange on which the Corporation's Stock may be listed, (c) the completion of any registration or securing an exemption from registration of such shares of Stock under any state or federal law or ruling or regulations of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable, and (d) securing the ratification and approval of the Plan by a majority of the shares of Stock present and voting at a meeting of the stockholders of the Corporation at which a quorum is present. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Corporation may require the Optionee to take any reasonable action to meet such requirements or to obtain such approvals.

     13. Adjustments Upon Changes in Capitalization. In the event of a capital adjustment resulting from a Stock dividend, Stock split, recapitalization, reorganization, merger, consolidation, liquidation, or a combination or exchange of Stock, the number of shares of Stock subject to the Plan, the number of shares of Stock under Option, and the number and kind of shares of other stock that may be substituted or exchanged for shares of Stock in the capital adjustment, shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under outstanding Options shall be adjusted so that there will be no change in the aggregate Purchase Price payable upon exercise of any such Option.

     14. Amendment or Termination of the Plan. The Board shall have the right to amend, terminate or suspend the Plan at any time, provided that no amendment for which stockholder approval is necessary in order to comply with applicable legal requirements shall be effective unless first approved by the holders of a majority of the total number of shares of Stock of the Corporation represented and voted at a meeting at which a quorum is present.

     15. Effective Date and Term of the Plan. The Plan was adopted by the Board on June 8, 1998, and shall become effective upon ratification and approval by the holders of a majority of shares of Stock present and voting at a meeting of the stockholders of the Corporation at which a quorum is present. No Options may be granted under the Plan subsequent to the tenth anniversary of the shareholders' approval of the Plan, but the term of the Options theretofore granted may extend beyond that date.

     16. Rights of Optionee. Nothing in the Plan, including the grant of any Option under the Plan, shall confer on any Optionee any right to continue as a director, officer or employee or in any other capacity of the Corporation or any Subsidiary, or to interfere in any way with the right of the Corporation, or any Affiliate to terminate the employment of the Optionee at any time with or without assigning a cause therefor.

                                                                       EXHIBIT A

                                                                 TO STOCK OPTION
                                                                   PLAN

                   THE WMA CORPORATION STOCK OPTION AGREEMENT

     This OPTION AGREEMENT is made this           day of                , 199 ,
between The WMA Corporation, a Delaware corporation (the "Corporation"), and
               , a director, officer or employee of the Corporation or one or more of its subsidiaries (the "Employee").

     The Corporation desires, by affording the Employee an opportunity to purchase shares of its common stock, of the par value of $.001 per share (hereinafter "Common Stock") pursuant to the provisions of the Corporation's 1998 Stock Option Plan (the "Plan").

     Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

          1. Grant of option. The Corporation hereby grants to Employee the right and option, hereinafter called the Option, to purchase all or any
     part of an aggregate of                shares of Common Stock (such number
     being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

          2. Purchase price.  The purchase price of the Common Shares covered by
     the Option shall be $     per share. The purchase price of the shares as to
     which the Option shall be exercised shall be paid in full in cash, certified check or money order at the time of exercise.

          3. Term and exercise of option. The term of the Option shall be for a period of five years from the date hereof, subject to earlier termination as provided in paragraphs 5 and 6 hereof. The Option may be exercised within the above limitation, at any time or from time to time, as to any part of or all the shares covered thereby; provided, however, that: (a) the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares); and (b) the Option shall not be exercisable prior to the expiration of twelve months from the date hereof. Except as provided in paragraph 6 hereof, the Option may not be exercised at any time unless the Employee shall have continuously been in the employ of the corporation and/or of one or more of its subsidiaries, for a period of three (3) years prior to date of the exercise of the Option. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

          4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

          5. Employment/Service. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Employee agrees to remain in the employ or office of the Corporation or one or more of its subsidiaries for a period of at least one year from the date hereof; and will, during such employment or service, devote his time, energy, and skill to the service of the Corporation or one or more of its subsidiaries. Such employment or service, subject to the provisions of paragraph 6 hereof and subject also to the provisions of any contract between the Corporation or any such subsidiary and the Employee, shall be at the pleasure of the Board of Directors with respect to officers or employees and the stockholders with respect to directors of each employing corporation and at such compensation as such employing corporation or corporations shall reasonably determine.

          6. Termination of employment/service. The Option shall terminate immediately upon termination of the Employee's service as a director, officer or employee of the Corporation or one or more of its subsidiaries for any reason other than retirement, death, or permanent and total disability. In the event that the employment of the Employee shall be terminated due to retirement, death, or permanent and total disability, the Option may, subject to the provisions of paragraph 5 hereof, exercised in accordance with the applicable provisions of the Plan. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.


          7. Adjustments upon changes in capital structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of share, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of outstanding Common Stock shall be changed into the same or a different number or shares of the same of another class or classes, there shall be an appropriate adjustment in the number and kind of shares to be received upon exercise in accordance with the applicable provisions of the Plan, so that there will be no change in the aggregate purchase price payable upon exercising the Option.


          8. Stock subject to transfer Restrictions. The shares of Common Stock of the Corporation to be purchased upon exercise of the Option shall not have been registered under the Securities Act of 1933 or under any applicable state laws and therefore will be considered to be restricted stock which may not be resold or transferred on the books of the Corporation other than pursuant to an effective registration statement relating to such shares, an effective exemption from registration, or in accordance with the provisions of Rule 144 adopted pursuant to the Securities Act of 1933 which imposes certain restrictions on the resale or transfer of restricted stock.

          9. Method of exercising option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its offices at 11315 Johns Creek Parkway, Duluth, Georgia 30097. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not more than ten business days from the date such notice shall be received by the corporation) for the payment of the full purchase price of such shares at the Corporation's designated Stock Transfer Department, against delivery of a certificate or certificates representing such shares. Payment of such purchase price shall be made in accordance with paragraph 2 of this Option Agreement. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by a personal representative of the Employee or the Employee's estate, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

          10. General. This Option Agreement is entered into pursuant to the provisions of the Plan and if the terms of this Option Agreement shall be construed to be inconsistent with the provisions of the Plan, the latter shall prevail.

     In Witness Whereof, the Corporation has caused this Option Agreement to be duly executed by its authorized officer and the Employee has hereunto set his hand all on the day and year first above written.

                                          THE WMA CORPORATION

                                          By:
                                          --------------------------------------
                                            Vice President

                                            ------------------------------------
                                            Employee

                                                                       EXHIBIT B

Warrant No.                              Right to purchase                shares

                              THE WMA CORPORATION,
                             A DELAWARE CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                     REGISTERED OWNER:

     For value received, THE WMA CORPORATION, a Delaware Corporation, (the "Corporation") grants the following rights to the registered owner of this
Warrant:

          (a) Issue.  Upon tender to the Corporation (as defined in paragraph
     (e) hereof), the Corporation shall issue to the registered owner hereof the number of shares specified in paragraph (b) hereof of fully paid and nonassessable shares of (.001 par value) Common Stock of the Corporation that the registered owner is otherwise entitled to purchase.

          (b) Number of Shares. The number of shares of Common Stock of the Corporation that the registered owner of this Warrant is entitled to
     receive upon exercise of this Warrant is                shares. The
     Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all purchase rights represented by this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

          (c) Exercise Price. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be
     purchased, is                Dollars ($          ) per share.

          (d) Exercise Amount and Period. Twenty per cent (20%) of this Warrant may be exercised for each year after the date of grant in which the owner of this Warrant has been continuously employed by, or contractually associated as an independent sales agent with, World Marketing Alliance, Inc. or its affiliated corporations. This Warrant may only be exercised during the period commencing on the first anniversary date of the issuance of this Warrant and ending on the sixth anniversary date of the issuance of this Warrant, unless the Corporation in its sole discretion elects to extend such date; provided, however, that this Warrant shall in no event be exercisable after June 30, 2008. If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

          (e) Exercise and Tender. The exercise of this Warrant is also conditioned upon the owner of this Warrant satisfying the conditions set forth in paragraph (k) of this Warrant. Any exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, certified check, or official bank draft in lawful money of the United States of America, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit "A", properly executed by the registered owner of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the offices of the Corporation at 11315 Johns Creek Parkway, Duluth, Georgia 30097. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.

          (f) Treatment of Registered Owner. The Corporation may deem and treat the registered owner or owners of this Warrant as its absolute owner or owners for all purposes, as the person or persons exclusively entitled to receive notices concerning this Warrant, and as the person or persons otherwise entitled to exercise rights under this Warrant.

          (g) Non-Transferable. This Warrant and all rights under it are non-transferable by the registered owner or owners, except by will and by the applicable laws of descent and distribution.

          (h) Stock Subject to Transfer Restrictions. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant or purchasable upon exercise of this Warrant have not been and will not be registered under the Securities Act of 1933 or under any applicable state laws and therefore are considered or will be considered to be restricted stock which may not be resold or transferred on the books of the Corporation other than pursuant to an effective registration statement relating to such shares, an effective exemption from registration, or in accordance with the provisions of Rule 144 adopted pursuant to the Securities Act of 1933 which imposes certain restrictions on the resale or transfer of restricted stock.

          (i) Notices. Any and all notices given to the owner or owners of this Warrant must be given by first class mail, postage prepaid, addressed to the registered owner or owners of this Warrant at the address or addresses of the owner or owners appearing in the records of the Corporation. No notice or notices to the owner or owners of this Warrant are required except as specified in this Warrant.

          (j) Limitation on Owner's Rights. This Warrant does not entitle the record owner of this Warrant to any voting rights, to any other rights of a stockholder of the Corporation, or to any other rights whatsoever, except for the rights that are expressed as rights and set forth in this Warrant. No dividends are or shall be payable, or shall accrue, on or with respect to this Warrant or any interest represented by this Warrant or on the shares purchasable upon exercise hereof until or unless, and except to the extent that, this Warrant is exercised.

          (k) Conditions upon Exercise of Warrant. This Warrant may not be exercised in whole or in part unless and until both of the following conditions are satisfied:

             (1) The owner of this Warrant is an employee of or is contractually associated as an independent sales agent with World Marketing Alliance, Inc. or an affiliated corporation on the date of exercise, and


             (2) New premium production levels established by the Board of Directors of the Corporation have been attained for each year of the exercise period of this Warrant, based upon the actual premium production for the year immediately preceding a given exercise year.



     The Board of Directors shall, as soon as practicable after the beginning of each calendar year, publish and distribute to each registered owner of a Warrant the amount of the new production level targeted for such calendar year and the actual new premium achieved compared to the level targeted by the Company during the immediately preceding calendar year. Failure of the Corporation to achieve such premium production level in any year shall result in the forfeiture of the portion of the Warrant that would have been exercisable had the required level been achieved.


          (l) Effect of Stock Changes. If, at any time or from time to time the Corporation, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification of shares, or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares, then, immediately upon the occurrence of the change,

             (1) the class of shares into which the Common Stock has been changed shall replace the Common Stock for the purposes of this Warrant and the terms and conditions hereof, so that the registered owner or owners of this Warrant shall be entitled to receive, and shall receive upon exercise of this Warrant, shares of the class of stock into which the Common Stock had been changed;

             (2) the number of shares purchasable upon exercise of this Warrant shall be proportionately adjusted (for example, if the outstanding Common Stock of the Corporation is converted into X stock at the rate of one (1) share of Common Stock into three (3) shares of X stock, and prior to the change the registered owner or owners of this Warrant were entitled, upon exercise of this Warrant, to purchase one hundred shares of Common Stock, then the registered owner or owners shall, after the change, be entitled to purchase three hundred shares of X stock for the total same exercise price that the owner or owners had to pay prior to the change to purchase the one hundred shares of Common Stock); and

             (3) the purchase price per share shall be proportionately adjusted. (In the above example, the purchase price per share would be reduced by one-third).

     Irrespective of any adjustment or change in the number or class of shares purchasable under this or any other Warrant of like tenor, or in the purchase price per share, this Warrant, as well as any other warrant of like tenor, may continue to express the purchase price per share and the number and class of shares purchasable upon exercise of this Warrant as the purchase price per share and the number and class of shares purchasable were expressed in this Warrant when it was initially issued.

          (m) Effect of Merger. If at any time while this Warrant is outstanding another corporation merges into the Corporation, the registered owner or owners of this Warrant shall be entitled, immediately after the merger becomes effective and upon exercise of this Warrant, to obtain the same number of shares of Common Stock of the Corporation (or shares into which the Common Stock has been changed as provided in the paragraph of this Warrant covering changes) that the owner or owners were entitled upon the exercise hereof to obtain immediately before the merger became effective at the same exercise price. The Corporation shall take any and all steps necessary in connection with the merger to assure that sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant, are available so that these convertible securities, options and warrants, including this Warrant, may be exercised.

          (n) Effect of Consolidation or Sale. Notwithstanding any provision of this Warrant concerning the call ability of this Warrant, if the Corporation consolidates with or merges into another corporation or other entity in a transaction in which the Corporation is not the surviving corporation, or receives an offer to purchase or lease all or substantially all of the assets of the Corporation or an offer to purchase thirty percent (30%) or more of the issued and outstanding Common Stock of the Corporation, or if all or substantially all of the assets of Company are sold or leased or thirty percent (30%) or more of the issued and outstanding Common Stock of the Corporation is purchased by any person or group of persons acting in concert, then this Warrant shall be called by the Corporation. The right to exercise this Warrant shall terminate when it is called. The call price shall be determined by the board of directors of the Corporation, but shall not be less than the greater of the median value of the shares of Common Stock purchasable upon exercise of this Warrant in the market in which the shares are principally traded at the time the event triggering the call occurs, or the value of the securities or the other consideration that shall be received in the transaction by the owner of a number of outstanding shares of Common Stock equal to the number of shares purchasable upon exercise of this Warrant. This call price shall be payable to the registered owner or owners of this Warrant upon its surrender for cancellation at the offices of the Corporation, together with the transfer or assignment form which forms a part hereof, duly completed and executed in blank.

          (o) Dissolution. In the event that a voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a merger where the Corporation is the surviving corporation as covered in this Warrant, or a merger or consolidation with or into another corporation, a sale or lease of all or substantially all of the assets of the Corporation, or a sale of a specified portion or percentage of its stock as covered in this Warrant) is at any time proposed during the term of this Warrant, the Corporation shall give written notice to the registered owner or owners of this Warrant at least thirty (30) days prior to the record date of the proposed transaction. The notice must contain:
     (1) the date on which the transaction is to take place; (2) the record date (which must be at least thirty (30) days after the giving of the notice) as of which holders of the Common Stock entitled to receive distributions as a result of the transaction shall be determined; (3) a brief description of the transaction; (4) a brief description of the distributions, if any, to be made to holders of the Common Stock as a result of the transaction; (5) and an estimate of the fair market value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

          (p) Notice of Adjustment. On the happening of an event requiring an alteration or adjustment of the shares purchasable upon exercise of this Warrant, or an alteration or adjustment of their number or designation, the Corporation shall give written notice to the registered owner or owners of this Warrant stating the adjusted number, designation and kind of securities or other property obtainable upon exercise of this Warrant as a result of and following the event. The notice shall set forth in reasonable detail the method of calculation determining the securities or property obtainable after the event, and the facts upon which the calculation is based. The Corporation's board of directors, acting in good faith, shall determine the calculation.

     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly
authorized officers this        day of             , 199  .

                                          THE WMA CORPORATION

                                          By:
                                          --------------------------------------
                                                           Title

                                 EXERCISE FORM

                                  EXHIBIT "A"

     (This form or a copy thereof must be completed and executed by the holder of the warrant to which this exhibit is attached upon each exercise of the warrant and to purchase the stock purchasable upon exercise of the warrant.)

                              The WMA Corporation
                           11315 Johns Creek Parkway
                             Duluth, Georgia 30097

     The undersigned hereby: (1) irrevocably subscribes for and offers to
purchase      shares of Common Stock of THE WMA CORPORATION, pursuant to the warrant to which this exhibit is attached; (2) encloses payment of $
for these shares at a price of $     per share; and (3) requests that a
certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below. The undersigned hereby represents and warrants that all conditions to the exercise of this warrant have been satisfied.

Date:                                           --------------------------------------------------------
     ---------------------------------------    (Please sign exactly as your name appears on the
                                                warrant)

                                                --------------------------------------------------------
                                                --------------------------------------------------------
                                                (Address of warrant holder)

                                                Warrant holder's social security number ----------------

                                                Signature Guaranteed:
                                                                     -----------------------------------
                                                The guarantee must be guaranteed by an eligible
                                                guarantor institution (bank, security dealer, credit
                                                union, etc.) who is a member of the Medallion Signature
                                                Program recognized by the Stock Transfer Association.
                                                Acknowledgments by a Notary Public are not acceptable.

                                                                        APPENDIX


                              THE WMA CORPORATION

                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 8, 1998

The undersigned hereby appoints S. Hubert Humphrey, Jr. and Thomas W. Montgomery Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated on the reverse side, all the Common Stock of the undersigned at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 11315 Johns Creek Parkway, Duluth, Georgia 30097 on Tuesday, September 8, 1998, at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.


      Please check the box if you plan to attend the Annual Meeting.  [ ]
                          (CONTINUED ON REVERSE SIDE)

                Please Detach and Mail in the Envelope Provided


A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                FOR all nominees               WITHHOLD
                listed at right (except       AUTHORITY to
                 as indicated to the     vote for all nominees  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSALS.
                   contrary below)         listed at right
                                                                                                                FOR  AGAINST ABSTAIN
PROPOSAL 1:                     NOMINEES:  S. Hubert Humphrey, Jr. PROPOSAL 2: To approve an amendment to the   [ ]    [ ]     [ ]
To elect the persons                       Thomas W. Montgomery    Certificate of Incorporation to increase the
listed at right to the                     C. Simon Scupham        number of authorized shares of Common Stock.
Board of Directors                         Edward F. McKernan
as described in the Proxy Statement.       Joseph F. Barone        PROPOSAL 3: To ratify and approve the        [ ]    [ ]     [ ]
                                                                   Company's 1998 Stock Option Plan and the
INSTRUCTION: To withhold authority for an individual               grant of Options to certain officers and
nominee, mark "FOR" above, but write that nominee's                employees of the Company
name in the space below.
                                                                   PROPOSAL 4: To ratify and approve the        [ ]    [ ]     [ ]
                                                                   Company's authorization to issue Warrants
                                                                   and to purchase the Company's Common Stock
                                                                   and the issuance of Warrants to certain key
                                                                   agents and employees of an affiliated
                                                                   company

                                                                   PROPOSAL 5: To ratify the Board of           [ ]    [ ]     [ ]
                                                                   Directors' appointment of KPMG Peat Marwick
                                                                   to serve as independent certified public
                                                                   accounts to examine the consolidated
                                                                   financial statements of the Company for the
                                                                   fiscal year ending December 31, 1998

                                                                   DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
                                                                       MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

                                                                     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                     MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, IF NO
                                                                     DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR
                                                                     THE PROPOSALS.

                                                                   PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN IT IN THE
                                                                   ENCLOSED, RETURN-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY.

Signature(s) of Stockholder(s)                       Name(s) of Stockholder(s)                       Dated:                , 1998
                              -----------------------                          -----------------------     ----------------
                                                                                                        (Be sure to date your Proxy)

NOTE: If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.